Exhibit 1

JOINT FILING AGREEMENT

           The undersigned hereby agree that this Amendment No. 2 to the Schedule 13D with respect to the shares of Common Stock of Neose Technologies, Inc., dated as of March 15, 2007, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: March 15, 2007	MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:  MHR Advisors LLC,
        its General Partner

By: /s/ Hal Goldstein
          Name:  Hal Goldstein
          Title:  Vice President

MHR ADVISORS LLC

By: /s/ Hal Goldstein
          Name:  Hal Goldstein
          Title:  Vice President

MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein
          Name:  Hal Goldstein
          Title:  Vice President

MARK H. RACHESKY, M.D.

By: /s/ Mark H. Rachesky, M.D.